Exhibit 10.3

ONE YEAR WARRANT

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH AND SUCH COUNSEL SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

Warrant No.	Number Of Shares:
Date of Issuance: September 19, 2003	(subject to adjustment)

ONE YEAR WARRANT TO PURCHASE SHARES

OF COMMON STOCK OF

NANOGEN, INC.

This Warrant is issued to                     , or its registered assigns (“Investor”), pursuant to that certain Securities Purchase Agreement dated as of September 17, 2003 between Nanogen, Inc., a Delaware corporation (“Nanogen”), and Investor (the “Purchase Agreement”) and is subject to the terms and conditions of the Purchase Agreement.

1. Exercise of Warrant. Subject to the terms and conditions herein set forth, upon surrender of this Warrant at the principal office of Nanogen and upon payment of the Warrant Price (as defined below), Investor is entitled to purchase from Nanogen, at any time on or before September 18, 2004 (the “Expiration Date”), up to              shares (as adjusted from time to time pursuant to the provisions of this Warrant) of common stock, par value $0.001 per share (the “Common Stock”), of Nanogen (the “Warrant Shares”), at a purchase price of $4.75 per share (the “Warrant Price”). Notwithstanding the foregoing, if the resale of the Warrant Shares were registered or permitted to be registered under the First Registration Statement (as defined in the Purchase Agreement) and on September 18, 2004, an Event under Section 7.1(i) of the Purchase Agreement or a Suspension under Section 7.2(c) of the Purchase Agreement has occurred and is continuing such that the Warrant Shares are not then covered by an effective registration statement or the prospectus included in an effective registration statement covering the Warrant Shares is not then available for use by the Investor to resell Warrant Shares, the Expiration Date of this Warrant shall be automatically extended by that period of time during which such Event or Suspension, as applicable, continued after September 18, 2004 until cured. Payment of the Warrant Price may be made (i) by cashiers check drawn on a United States bank made to the order of Nanogen, (ii) by wire transfer to the account of Nanogen, or (iii) only if, on the Date of Exercise (as defined below), both (x) the Registration Statement or the Additional Registration Statement (as defined in the Purchase Agreement) that is required under the Purchase Agreement to cover the Warrant Shares that are being acquired on the Date of Exercise has not been declared effective by the SEC and (y) more than 120 days has expired since the Additional Filing Date (as such term is defined in the Purchase Agreement) of such Additional Registration Statement, by delivery of this Warrant with instructions that Nanogen retain as payment of the Warrant Price for such Warrant Shares such number of shares of Common Stock as shall be determined under the next sentence (a “Cashless Exercise”). In the event of a Cashless Exercise, the Investor shall receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock for which the Cashless Exercise is made by a fraction, the numerator of which shall be the positive difference between the then Current Market Price per share of Common Stock and the Warrant Price, and the denominator of which shall be the then Current Market Price per share of Common Stock. The remaining Warrant Shares for which the Cashless Exercise has been made shall be deemed to have been paid to Nanogen as the Warrant Price. The “Current Market Value” means, in respect of the Common Stock, on any date herein specified, the average of the daily closing prices for 5 consecutive trading days during the period commencing on the seventh trading day immediately prior to such date and ending on the third trading day immediately prior to such date, or if there shall not then be a public market for the Common Stock, the value per share of Common Stock as at such date as determined in good faith by Nanogen’s Board of Directors. The daily closing price for each such trading day shall be (i) the last reported sales price on such date on The NASDAQ National Market (“NASDAQ”) or the principal U.S. stock exchange on which the Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on NASDAQ or any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on NASDAQ or any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by Nanogen.

2. Certain Adjustments. So long as this Warrant is outstanding:

(a) Mergers or Consolidations. If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Warrant Shares otherwise provided for herein) (a “Reorganization”), or a merger or consolidation of Nanogen with another corporation (other than a merger with another corporation in which Nanogen is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of Nanogen ) (a “Merger”), then, as a part of such Reorganization or Merger, lawful provision shall be made so that Investor shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Price, the number of shares of stock or other securities or property of Nanogen or the successor corporation resulting from such Reorganization or Merger, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such Reorganization or Merger if this Warrant had been exercised immediately before that Reorganization or Merger. In any such case, appropriate adjustment (as determined in good faith by Nanogen’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Investor after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and the number of shares of Warrant Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(b) Splits and Subdivisions; Dividends. In the event Nanogen should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Warrant Price shall be appropriately decreased and the number of shares of Warrant Shares shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares.

(c) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share Warrant Price shall be appropriately increased and the number of shares of Warrant Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

(d) Adjustments for Other Distributions. In the event Nanogen shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by Nanogen or other persons, assets (excluding cash dividends paid out of net profits) or options or rights not referred to in Section 2(b), then, in each such case for the purpose of this Section 2(d), upon exercise of this Warrant the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of shares of Common Stock of Nanogen into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock of Nanogen entitled to receive such distribution.

3. No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, Nanogen shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share of Warrant Shares. The “Fair Market Value” of a share of Common Stock shall mean the last reported sale price and, if there are no sales, the last reported bid price, of the Common Stock on the business day prior to the Date of Exercise (as defined below) as reported by NASDAQ or such other principal exchange or quotation system on which the Common Stock is then traded or, if the Common Stock is not publicly traded, the price determined in good faith by Nanogen’s Board of Directors.

4. No Stockholder Rights. This Warrant does not entitle Investor to any voting or other rights as a stockholder of Nanogen (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of Nanogen ) prior to the exercise and payment of the Warrant Price in accordance with the terms of Sections 1 and 6 hereof.

5. Reservation of Stock. Nanogen covenants that during the period this Warrant is exercisable, Nanogen will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares of Common Stock (or other securities, if applicable) to provide for the issuance of Warrant Shares (or other securities) upon the exercise of this Warrant. Nanogen agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of this Warrant.

6.	Mechanics of Exercise.

(a) This Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant and the Notice of Exercise attached hereto as Exhibit A duly completed and executed on behalf of the holder hereof, at the principal office of Nanogen together with payment in full of the Warrant Price then in effect with respect to the number of shares of Warrant Shares as to which the Warrant is being exercised. The date on which the Company receives this Warrant, duly completed and executed Notice of Exercise and payment in full of the Warrant Price is referred to herein as the “Date of Exercise”; provided that if the Company receives such items on a day that is not a business day or after 2:30 p.m. Pacific Time on a business day, then the Date of Exercise shall be the next business day. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the Date of Exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after the Date of Exercise, Nanogen at its expense shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Warrant Shares issuable upon exercise hereof shall, upon their issuance, be validly issued, fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof. In the event that this Warrant is exercised in part, Nanogen at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

(b) If by the third business day after the Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to this Section 6, then the Investor will have the right to rescind such exercise. If by the third business day after the Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to this Section 6, and if after such third business day and prior to the receipt of such Warrant Shares, the Investor is required by its broker to purchase in a bona fide open market transaction shares of Common Stock to deliver in satisfaction of a sale by the Investor of the Warrant Shares which the Investor anticipated receiving upon such exercise (a “Buy In”), then the Company shall either (1) pay in cash to the Investor the amount by which (x) the Investor’s total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Investor in connection with the exercise at issue by (B) the price at which the sell order giving rise to such purchase obligation was executed or (2) at the option of the Investor, reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Investor the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Investor purchases in a Buy In shares of Common Stock having a total purchase price of $11,000 to cover the sale of shares of Common Stock with an aggregate sale price of $10,000, then the Company shall be required to pay the Investor $1,000. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit an Investor’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof. The Company shall not be required to make payments to the Investor pursuant to this Section 6(b) on more than two separate occasions.

7. Certificate of Adjustment. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, Nanogen shall, at its expense, promptly deliver to the record holder of this Warrant a certificate of an officer of Nanogen setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.

8. Representations of Investor. As of the date hereof, Investor hereby confirms the representations and warranties made by Investor in Section 5 of the Purchase Agreement.

9. Transfer Restrictions. The holder of this Warrant acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act, and agrees not to offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) this Warrant or any Warrant Shares issued upon its exercise except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant or the Warrant Shares, this Warrant or the Warrant Shares, as applicable, shall not be registered under the Securities Act and under applicable state securities or blue sky laws, Nanogen may require, as a condition of allowing such transfer that the holder or transferee of this Warrant or the Warrant Shares as the case may be, furnish to Nanogen the Notice of Assignment Form attached hereto as Exhibit B and a written opinion of counsel that is reasonably acceptable to Nanogen to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to Nanogen an investment letter in form and substance acceptable to Nanogen and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act. Except as otherwise set forth in the Purchase Agreement, each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect. The holder of this Warrant must obtain the prior written consent of Nanogen in order to transfer Warrants representing the right to purchase fewer than the lesser of (x) 1,000 Warrant Shares or (y) the number of Warrant Shares for which this Warrant is then exercisable.

10.	Notices of Record Date. In the event of:

(a) any taking by Nanogen of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of Nanogen) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(b) any Reorganization or Merger; or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of Nanogen,

then and in each such event Nanogen will mail or cause to be mailed to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such Reorganization, Merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Reorganization, Merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) business days prior to the date therein specified.

11. Replacement of Warrants. On receipt of evidence reasonably satisfactory to Nanogen of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to Nanogen or, in the case of any such mutilation, on surrender and cancellation of such Warrant, Nanogen at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

12. No Impairment. Except to the extent as may be waived by the holder of this Warrant, Nanogen will not, by amendment of its charter or through a Reorganization, Merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

13. Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

14. Miscellaneous. This Warrant shall be governed by the laws of the State of California without regard to principles of conflicts of law. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by Nanogen and the Investor. All notices and other communications from Nanogen to the holder of this Warrant shall be sufficient if in writing and sent by registered or certified mail, domestic or international courier, or facsimile, return receipt requested, postage or courier charges prepaid, to the address furnished to Nanogen in writing by Investor. All such notices and communications shall be effective if delivered (i) personally, (ii) by facsimile transmission (receipt verified), (iii) by registered or certified mail (return receipt requested), postage prepaid, or (iv) sent by express courier service (receipt verified), and if to Nanogen, with a copy to Richard A. Silfen, Esq. of Morgan, Lewis & Bockius LLP, 1701 Market St. Philadelphia, PA 19103 (facsimile 215.963.5001). The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

15. Limitation of Exercise. Notwithstanding anything herein to the contrary, in no event shall the Investor be permitted to exercise this Warrant for Warrant Shares to the extent that (A) the number of shares of Common Stock beneficially owned by such Investor, together with any and all affiliates thereof and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Investor’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (including shares held by any “group” of which the holder is a member) (other than Warrant Shares issuable upon exercise of this Warrant) plus (B) the number of Warrant Shares issuable upon exercise of this Warrant, would be equal to or exceed 4.9999% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon exercise of this Warrant held by such Investor after application of this Section 15. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder. To the extent that the limitation contained in this Section 15 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Investor) and of which portion of this Warrant is exercisable shall be in the sole discretion of such Investor, and the submission of a Notice of Exercise shall be deemed to be such Investor’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Investor) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, based on the most recent public filings by the Company with the SEC, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Investor to exercise this Warrant into Warrant Shares at such time as such exercise will not violate the provisions of this Section 15. The provisions of this Section 15 may be waived by the Investor upon, at the election of the Investor, not less than 61 days’ prior written, irrevocable notice to the Company, and the provisions of this Section 15 shall continue to apply until such 61st day (or such later date, as determined by the Investor, as may be specified in such notice of waiver). No exercise of this Warrant in violation of this Section 15 but otherwise in accordance with this Warrant shall affect the status of the Warrant Shares as validly issued, fully-paid and nonassessable.

IN WITNESS WHEREOF, this Warrant to Purchase Common Stock is issued effective as of this 19th day of September, 2003.

NANOGEN, INC.

By:
David Ludvigson Chief Financial Officer

SIGNATURE PAGE TO THE WARRANT

TO PURCHASE SHARES OF COMMON STOCK

EXHIBIT A

NOTICE OF INTENT TO EXERCISE

(To be signed only upon exercise of Warrant)

To: NANOGEN, INC.

The undersigned, the holder of the attached Warrant, hereby confirms the representations and warranties set forth in Section 5 of that certain Securities Purchase Agreement dated as of September 17, 2003 and irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                      (            ) shares of Common Stock of Nanogen, Inc. and herewith makes payment of                      Dollars ($            ) therefor and requests that the certificates for such shares be issued in the name of, and delivered to                                                                  , whose address is _________________________________________________________________

___________________________________________________________________________________________________________.

DATED:

(Signature must conform in all respects to name of Investor as specified on the face of the Warrant)

___________________________________________ ___________________________________________ (Address)___________________________________ ___________________________________________

EXHIBIT B

NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED,                                      (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of Nanogen, Inc. (the “Company”) covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is otherwise in compliance with Section 9 of the Warrant:

Name of Assignee	Address/Fax Number	No. of Shares

___________________________________	___________________________	_______________

___________________________________	___________________________	_______________

Dated:	Signature:

___________________________________________

Witness:

___________________________________________

ASSIGNEE ACKNOWLEDGEMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof.

Signature:

By: Its: (Address)___________________________________ ___________________________________________